UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2026

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-284566	86-3123526
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Rockefeller Plaza, Suite 2050

New York, NY 10112

(Address of principal executive offices)

(475) 282-0861

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events

On September 30, 2026, Chris Flynn resigned, effective immediately, from his positions as Chief Investment Officer – Data Centers of StratCap Digital Infrastructure Advisors II, LLC (the “Advisor”), the external advisor to StratCap Digital Infrastructure REIT, Inc. (the “Company”), and StratCap Investment Management, LLC (the “Sponsor”), and as a member of the Sponsor’s investment committee.

Mr. Flynn’s resignation is not the result of any disagreement with the Company, the Advisor, or the Sponsor on any matter relating to the Company’s operations, policies, or practices.

In connection with his resignation, Mr. Flynn has entered into a consulting agreement with StratCap, LLC, an affiliate of the Advisor and the Sponsor, pursuant to which Mr. Flynn will continue to provide certain transaction-related advisory services with respect to specified assets for a term commencing October 1, 2026 and continuing through June 30, 2027 (unless earlier terminated).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.

Date: October 2, 2026	By:	/s/ Michael Weidner
Name: Michael Weidner
Title: Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)